UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 18, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                           333-72392                  98-0353403
(State or other jurisdiction            (Commission             (I.R.S. Employer
     of incorporation)                   File Number)            Identification)


    7400 McDonald Dr. Bldg B Suite 121
            Scottsdale, AZ                                            85250
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On August 15, 2005, the board of directors of Franchise Capital Corporation approved the disposition of assets through a purchase agreement with Creative Eateries Corporation. The board of directors of Creative Eateries Corporation approved the purchase agreement on the same day. The purchase agreement was also consummated on August 15, 2005. The property disposed was controlling interest in Fit-n-Healthy Franchise Company, LLC, a Nevada Limited Liability Company. Fit-n-Healthy Market Cafe combines a quick-serve restaurant with a convenience-style retail store that carries the best health-oriented consumable products available for purchase. Pursuant to the terms of the purchase agreement, liabilities related to the aforementioned asset in the amount of $50,000 were assumed by Creative Eateries Corporation as payment for the asset. The principal followed in determining the amount of consideration received was based upon the current investment into the asset of $36,674 and its current liabilities of $50,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 1: Purchase Agreement between Franchise Capital Corporation and
               Creative Eateries Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: September 6, 2005

                              Franchise Capital Corporation


                              By: /s/ Edward C. Heisler
                                 ------------------------------
                                 Edward C. Heisler, President